Exhibit 99.1

LETTER OF TRANSMITTAL
With respect to the Exchange Offer regarding the
7% Senior Subordinated Notes due 2017
issued by
Belden Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON                      , 2007

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated               , 2007 (the “Prospectus”), of Belden Inc., a Delaware corporation (the “Company”), in connection with its offer to exchange (the “Exchange Offer”) up to $350 million aggregate principal amount of its 7% Senior Subordinated Notes due 2017, and the guarantees thereof (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Act”), for a like principal amount of its currently outstanding 7% Senior Subordinated Notes due 2017, and the guarantees thereof (the “Old Notes”). The Exchange Offer is contingent upon satisfaction or waiver of certain customary conditions.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

I have agreed to be bound by the terms and conditions set forth in the Prospectus. I understand that the Exchange Offer must be accepted on or prior to 5:00 P.M., New York City Time, on          , 2007.

I understand I may tender all, some or none of my Old Notes. I acknowledge and agree that the tender of Old Notes made hereby may not be withdrawn except in accordance with the procedures set forth in the Prospectus.

The undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐	TO TENDER the following Old Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF OLD NOTES TO BE TENDERED, IF ANY):*

$

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

* Old Notes tendered hereby must be in minimum denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Unless a specific contrary instruction is given herein, your signature hereon shall constitute an instruction to us to tender ALL of your Old Notes.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Prospectus that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that

•	the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned;

•	the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

•	the undersigned is not an “affiliate,” as defined in Rule 405 under the Act, of the Company;

•	if the undersigned is a broker-dealer holding Old Notes acquired for its own account as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Act in connection with any resale of Exchange Notes received in respect of such Old Notes pursuant to the Exchange Offer. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Act; and

•	if the undersigned is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the Exchange Notes acquired in the Exchange Offer, the undersigned must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled “The Exchange Offer”;

(b) to agree, on behalf of the undersigned, to be bound by the terms and conditions as set forth in the Prospectus; and (c) to take such other action as necessary under the Prospectus to effect the valid tender of such Old Notes.

Name of beneficial owner(s):

Signatures:

Name (please print):

Address:

Telephone number:

Taxpayer Identification or Social Security Number:

Date:

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